UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.,  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 10, 2009

Health Anti-Aging Lifestyle Options, Inc.
 (Exact Name of Registrant as Specified in Its Charter)

Utah	000-50068	90-0097142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4233 E. Magnolia Avenue, Phoenix, AZ
85034
(Address of principal executive offices)

Registrant’s telephone number, including area code: (602) 561-9177

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

TABLE OF CONTENTS

ITEM 3.01              Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

SIGNATURES

Item 3.01               Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 10, 2009, Health Anti-Aging Lifestyle Options, Inc. (the “Company”), in accordance with resolutions adopted by the Company’s Board of Directors, resolved to voluntarily terminate the registration of its common stock under Section 12(g) of the Securities Exchange Commission Rule 12(g)-4, and to file a Certification and Notice of Termination of Registration on Form 15 with the Securities and Exchange Commission (the “Commission”) on or about September 11, 2009. The Company is eligible to deregister by filing Form 15 because it has fewer than 300 holders of record of its common stock.

Upon the filing of the Form 15, the Company’s obligations to file certain reports with the Commission, including Forms 10-K, 10-Q and 8-K will immediately be suspended. The Company expects the termination of registration of its common stock under section 12(g)-4 of the Exchange Act to become effective ninety (90) days after filing the Form 15 with the Commission. Upon the effectiveness of the deregistration of the Company’s common stock, the Company will no longer be a public reporting company, and its securities will cease trading on the OTC Bulletin Board.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH ANTI-AGING LIFESTYLE OPTIONS, INC.

Date: September 10, 2009	By:	DAVID ALLEY
David Alley
Chief Executive Officer